QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2004 (except for Note 9, as to which the date is April 6, 2004), in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-114299) and related Prospectus of Favrille, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

San Diego, California
May 10, 2004

QuickLinks

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS